Exhibit 99.1

Sunrise Realty Trust, Inc. and Southern Realty Trust Inc.
Announce Definitive Merger Agreement

Merger Would Consolidate Two Transitional CRE Lenders Focused on the Southern U.S. Into a Single Public Company

Combination Expected to Enhance Stockholder Value Through Increased Margin, Broader Index Inclusion, Improved Trading Liquidity, and Access to More Efficient Leverage

Pro Forma Loan Commitments as of June 30, 2026	Pro Forma Total Assets as of June 30, 2026	Potential Annual G&A Savings on a Combined Basis	Expected Reduction in Incentive Fee and Hurdle Rate Under SUNS Management Agreement	Enhanced Earnings Potential
$604 million	$534 million	Anticipated Increase in Margin	20% → 17.5% (incentive fee) 8% → 7% (hurdle rate)	Increase in Equity Base with Lower Expenses on a Combined Basis

The merger would combine two complementary commercial real estate lending portfolios managed under a common investment philosophy and is expected to create a larger, more efficient public company with enhanced earnings potential and a stronger competitive position.

WEST PALM BEACH, FL, August 6, 2026 – Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or “Sunrise”) and Southern Realty Trust Inc. (“SRT”), two commercial real estate (“CRE”) lenders that are managed by affiliates on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today announced that they have entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which SUNS will acquire SRT through the merger of SRT with and into a wholly owned subsidiary of SUNS. The transaction would consolidate the two companies’ co-investments into a single, larger balance sheet. On a pro forma basis as of June 30, 2026, the combined company would have approximately $289 million of book value, approximately $534 million of total assets, and approximately $604 million of total loan commitments across 14 portfolio loans collateralized by assets located predominately in core Southern U.S. markets.

The transaction is expected to create a larger, more efficient CRE lending platform with increased margin, broader index inclusion, improved trading liquidity, and access to more efficient leverage. Upon closing, SUNS will remain listed on Nasdaq and continue to be externally managed by Sunrise Manager LLC (“SUNS Manager”).

Management Commentary

Leonard M. Tannenbaum, Executive Chairman of SUNS and SRT, said:

“This merger represents a transformative milestone in Sunrise’s evolution as a public company and will enable SRT stockholders to benefit from an expanded capital base, float, and liquidity. By combining two complementary portfolios built on the same disciplined investment philosophy, we intend to create a larger, more efficient commercial real estate lending platform with lower operating costs on a combined basis, broader index inclusion, and enhanced earnings potential. We believe these improvements will strengthen our competitive position, increase our relevance in the public markets, and position the combined company to deliver more attractive risk-adjusted returns for stockholders.”

Brian Sedrish, Chief Executive Officer of SUNS and SRT, added:

“The commercial real estate lending market continues to present compelling opportunities for experienced lenders with disciplined underwriting, flexible capital, and strong sponsor relationships. We see strong demand and a robust set of opportunities for providing debt capital to owners of residential and commercial properties primarily located in established and rapidly expanding Southern markets. We’re confident in our ability to construct a portfolio of attractive, risk-adjusted loans to high-quality sponsors with assets located in our target markets.”

Transaction Terms

Under the terms of the Merger Agreement, each share of SRT common stock will be converted into the right to receive (i) 1.45 shares of newly issued SUNS common stock (based on an exchange ratio that applies a 6.0% premium to SRT’s book value per share relative to SUNS’ book value per share as of June 30, 2026), and (ii) from SUNS Manager, as additional consideration, $0.05 per share in cash. SUNS expects to issue approximately 8.4 million shares of common stock in the aggregate as stock consideration in the merger. Upon completion of the merger, existing SUNS stockholders are expected to own approximately 62% of the combined company and former SRT stockholders are expected to own approximately 38%.

In connection with entry into the Merger Agreement, (i) certain SUNS stockholders who in the aggregate own or control approximately 28% of the outstanding shares of SUNS common stock have entered into a voting agreement pursuant to which they have agreed, among other things, to vote their shares of SUNS common stock in favor of the transaction, (ii) certain SRT stockholders who in the aggregate own or control approximately 32% of the outstanding shares of SRT common stock have entered into a voting agreement pursuant to which they have agreed, among other things, to vote their shares of SRT common stock in favor of the transaction, and (iii) certain SRT stockholders who in the aggregate own or control approximately 32% of the outstanding shares of SRT common stock have agreed to customary lock-up restrictions with respect to the shares of SUNS common stock to be received in the merger for a period of 120 days following the closing of the merger.

In addition, prior to the closing, SRT’s external manager will fund a special distribution to SRT stockholders in accordance with the terms of the SRT management agreement and has agreed to waive any termination fee or similar payment otherwise payable to it in connection with the termination of SRT’s management agreement at the closing. In connection with the closing, SUNS’ management agreement with SUNS Manager will be amended and restated to, among other things, (i) reduce the incentive fee rate from 20% to 17.5%, (ii) reduce the hurdle rate from 8% to 7% per annum, and (iii) provide for a management fee waiver by SUNS Manager of $1.0 million, payable over four quarters, for the benefit of all SUNS stockholders following closing.

Following the closing, the combined company will continue to operate as Sunrise Realty Trust, Inc., trade on Nasdaq under the ticker symbol “SUNS” and be externally managed by SUNS Manager, with Brian Sedrish continuing to serve as Chief Executive Officer. At closing, the SUNS board of directors will be expanded to include one independent director designated by SRT, subject to approval by the SUNS board of directors.

Strategic Rationale

The combination is expected to deliver significant benefits to the stockholders of both companies, including:

Consolidation of Co-Investments: SUNS and SRT are co-lenders across the same portfolio of loans. The merger consolidates these existing co-investments into a single balance sheet, simplifying the platform without introducing a new investment strategy or unfamiliar assets.

Enhanced Public Market Profile: The increase in public float and market capitalization is expected to enhance the combined company’s visibility among institutional investors and eligibility for broader index participation and may improve average daily trading volume and secondary-market liquidity over time.

Reduced Cost Structure: The elimination of duplicative audit, legal, administrative, board and compliance costs inherent in maintaining two separate REIT platforms is expected to generate annualized G&A savings on a combined basis, increasing margin, before giving effect to the SUNS Manager’s management fee waiver of $1.0 million.

Better Access to Capital: A larger combined balance sheet is expected to support broader access to institutional capital and financing and provide a stronger platform for future capital formation.

Liquidity for SRT Stockholders: The combination will provide SRT stockholders with a path to hold shares in a publicly-traded company without realizing the typical IPO valuation discount, underwriting fees and expenses.

Governance and Process

The merger and the other transactions contemplated by the Merger Agreement, as well as the terms thereof, were evaluated and negotiated by special committees of the boards of directors of each of SUNS and SRT, with each special committee consisting solely of disinterested and independent directors. Each special committee unanimously recommended that its respective board approve the merger and the other transactions contemplated by the Merger Agreement. Thereafter, the boards of directors of SUNS and SRT unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby.

The Merger Agreement provides for a 30-day “go-shop” period beginning on the signing date that will expire at 12:01 a.m. Eastern Time on September 5, 2026, during which SRT and its representatives may actively solicit, evaluate and negotiate alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and SRT does not intend to disclose developments with respect to the go-shop process unless and until SRT determines such disclosure is appropriate or is otherwise required.

Timing and Approvals

The transaction is subject to approval by SUNS and SRT stockholders. SUNS expects to file a proxy statement with the SEC containing additional information. The transaction is expected to close in the fourth quarter of 2026, subject to SUNS and SRT stockholder approval and the satisfaction of certain other customary closing conditions. The closing of the transaction is not subject to any financing conditions.

Advisors

Oppenheimer & Co. Inc. is serving as financial advisor and Venable LLP is serving as legal counsel to the special committee of the SUNS board of directors, and Hunton Andrews Kurth LLP is serving as legal counsel to SUNS.

Keefe, Bruyette & Woods, Inc., A Stifel Company is serving as financial advisor to the special committee of the SRT board of directors, and Vinson & Elkins LLP is serving as legal counsel to SRT and the special committee of the SRT board of directors.

About SUNS

SUNS is an institutional CRE lender providing flexible financing solutions to sponsors of CRE projects located primarily in the Southern United States. SUNS focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets predominantly located in established and rapidly expanding Southern markets. For additional information regarding SUNS, please visit www.sunriserealtytrust.com.

About SRT

SRT was formed in 2023 to originate CRE debt investments primarily in the Southern U.S. and provide capital to high-quality borrowers and sponsors with transitional business plans collateralized by top-tier CRE assets with opportunities for near-term value creation, as well as recapitalization opportunities. SRT targets first mortgages, B-notes, mezzanine loans and debt-like preferred securities across CRE asset classes. For additional information regarding SRT, please visit www.theSRTgroup.com.

About TCG Real Estate

TCG Real Estate refers to a group of affiliated CRE-focused debt vehicles, including SUNS and SRT. The vehicles provide flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential. For additional information regarding TCG Real Estate, please visit www.theTCG.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed merger between SUNS and SRT, the expected timing of the closing of the merger and the anticipated benefits of the merger, including operating expense savings and improved market liquidity, index eligibility and access to capital. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “estimates,” “projects,” “may,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors could cause actual results and performance to differ materially from those projected in these forward-looking statements, including the risk that the merger is not completed on the anticipated terms or timeline, or at all; the failure to obtain the required approvals of SUNS or SRT stockholders or to satisfy the other closing conditions to the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to realize the anticipated benefits of the merger, including the benefits discussed in this press release, including expected operating expense savings and improved market liquidity, index eligibility and access to capital; significant transaction costs; the effect of the announcement or pendency of the merger on the parties’ business relationships and operating results; the risk of stockholder litigation in connection with the merger; risks related to diverting the attention of management from ongoing business operations; the effect of the announcement or consummation of the merger on the market price of SUNS common stock; and the other factors described in SUNS’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’s Annual Report on Form 10-K filed on March 12, 2026, and subsequently filed Quarterly Reports on Form 10-Q. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS or SRT. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, SUNS expects to file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”), relating to a special meeting of SUNS stockholders. This press release is not a substitute for the Proxy Statement or any other document that SUNS may file with the SEC and send to its stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when available) and other documents filed by SUNS with the SEC through the website maintained by the SEC at www.sec.gov, on SUNS’s website at www.sunriserealtytrust.com or by contacting SUNS’s Investor Relations at ir@theTCG.com.

Participants in the Solicitation

SUNS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SUNS stockholders in connection with the proposed merger. Information about SUNS’s directors and executive officers is set forth in SUNS’s proxy statement for its 2026 annual meeting of stockholders and its other filings with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials filed with the SEC in connection with the merger when they become available.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Relations Contact

Robyn Tannenbaum

(561) 510-2293

ir@theTCG.com

Media Contact

Doug Allen

Dukas Linden Public Relations

(646) 722-6530

TCG@DLPR.com

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